UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2021 (November 9, 2021)

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(203) 622-3131
(Former name or former address if changed since last report.)

Check the appropriate box below if the
Form 8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter):  ☐
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On November 9, 2021, Mr. Donald C. Roof, a member of the Board of Directors of United Rentals, Inc. (the “Company”), notified the Company of his decision to resign from the Board of Directors, effective December 16, 2021. Mr. Roof’s resignation is for personal reasons and does not involve a disagreement on any matter relating to the Company’s operations, policies or practices.
The Company sincerely thanks Mr. Roof for his years of distinguished service on the Company’s Board of Directors.
Following Mr. Roof’s notice of resignation, the Board of Directors, in accordance with the Company’s certificate of incorporation and by-laws,
reduced the size of the Board of Directors from 12 to 11 directors, subject to and effective upon the resignation of Mr. Roof on December 16, 2021.
The Board has appointed Ms. Kim Harris Jones, a current director and member of the Audit Committee, as Mr. Roof’s successor as Audit Committee Chair, effective December 16, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 10, 2021

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name: Joli L. Gross
Title: Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name: Joli L. Gross
Title: Senior Vice President, General Counsel and Corporate Secretary